CONSENT TO ACT AS CHIEF EXECUTIVE OFFICER

Date : 1st October, 2009

The Board of Directors
Intermost Corporation

Dear Sir,

I hereby give my consent to act as Chief Executive Officer of your Company with effect from 1st October, 2009.

Yours faithfully,

WU Chia-Hsun

Particulars:

Name in full	:	WU, Chia-Hsun
Residential Address	:	10F., No. 77, Zhouzi Street, Neihu District, Taipei City, Taiwan
Nationality	:	Republic of China
Passport Number	:	133314266
Passport Issuing Country	:	Republic of China